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                                                                    Exhibit 4.13

                      PATRIOT AMERICAN HOSPITALITY, INC.
                     NON-QUALIFIED STOCK OPTION AGREEMENT

                         Dated as of January 15, 1997

         Patriot American Hospitality, Inc., a corporation organized under the laws of Virginia (the "Company"), hereby grants to William Gamble, an individual serving as a consultant to the Company (the "Optionee"), as of January 15, 1997 (the "Option Date"), a non-qualified option (the "Option") to purchase from the Company 5,000 shares of Common Stock, at the price of $38.25 per share, subject to the terms and conditions set forth below. The Option is not being granted under the Patriot American Hospitality, Inc. 1995 Incentive Plan (the "Plan"); however, capitalized terms not defined herein shall have the meanings specified in the Plan.

1.       Option Subject to Acceptance of Agreement.
         -----------------------------------------

         The Option may not be exercised unless the Optionee accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company.

2.       Time and Manner of Exercise of Option.
         -------------------------------------

         2.01  Maximum Term of Option. In no event may the Option be exercised,
               ----------------------
in whole or in part, after January 15, 2007 (the "Expiration Date").

         2.02  Exercise of Option.
               ------------------

               (a)  General. Provided the Optionee's employment with Resorts
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Services, Inc. (or any successor thereof) ("Resorts") or the Company continues through such date, the Option shall become exercisable as to one-fourth of the number of shares of Common Stock subject to the Option on each anniversary of the Option Date, commencing with the first anniversary occurring in 1998, and otherwise as provided below in this Section 2.2.

               (b)  Termination Not For Cause or For Good Reason. If the
                    --------------------------------------------
Optionee's employment is terminated by Resorts or the Company other than for "Cause," or if the Optionee's employment by Resorts or the Company is terminated by the Optionee for "Good Reason," in each case as defined below, the Optionee shall continue to vest in the Option pursuant to the provision of Section 2.2(a) and the Optionee may exercise the vested portion of the Option at any time before the Expiration Date.

               (c)  Exercise After Termination of Employment. Except as
                    ----------------------------------------
provided in paragraphs 2.2(d) and 2.2(e), if the Optionee's employment by Resorts or the Company is terminated by Resorts or the Company for "Cause" or the Optionee's employment by Resorts or the Company is terminated by Optionee without "Good Reason", the Optionee may exercise this Option only to the extent that it is exercisable on the effective date of his termination of employment. Such exercise may be made at any time within three months of the date of such termination (but in any event prior to the Expiration Date). The portion of the Option that is not exercisable on the effective date of the termination of employment shall expire immediately on such date.

               (d)  Exercise in the Event of Death. In the event the Optionee
                    ------------------------------
dies before the Expiration Date while in the employ of Resorts or the Company or during the one year period described in Section 2.2(e), this Option shall become fully exercisable and may be exercised by the Optionee's estate or by the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution. The Optionee's estate or such persons may exercise this Option with respect to all or part of the shares of Common
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Stock that remain subject to this Option within one year of the Optionee's death or during the remainder of the period preceding the Expiration Date, whichever is shorter.

               (e)  Exercise in the Event of Permanent and Total Disability.
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In the event the Optionee becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code ("Permanently and Totally Disabled") before the Expiration Date and while employed by Resorts or the Company, this Option shall become fully exercisable and may be exercised by the Optionee with respect to all or part of the shares of Common Stock that remain subject to this Option within one year of the date he ceases to be employed by Resorts or the Company as a result of his becoming Permanently and Totally Disabled or during the remainder of the period preceding the Expiration Date, whichever is shorter.

               (f)  Definitions.
                    -----------

                    (i) "Cause shall mean the termination of the Optionee's employment by act of the Board of Directors of Resorts or the Company (in either case, the "Board") for any of the following reasons:

                          (A) Willful misconduct of the Optionee in connection
                  with the performance of any of his duties, including, without limitation, misappropriation of funds or property of Resorts, the Company or the affiliates of either of them or without the prior approval of the Board, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of Resorts, the Company or the affiliates of either of them;

                          (B) Conduct by the Optionee that would result in
                  material injury to the reputation of Resorts or the Company if he were to be retained in his position, including, without limitation, conviction of a felony involving moral turpitude, bankruptcy, insolvency or general assignment for the benefit of his creditors; or

                          (C) The Optionee's willful and continued failure
                  substantially to perform the Optionee's duties with Resorts or the Company (other than any such failure resulting from the Optionee's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by the Optionee for Good Reason) after a written demand for substantial performance is delivered to the Optionee by the Board, which demand specifically identifies the manner in which the Board believes that the Optionee has not substantially performed the Optionee's duties, and which performance is not substantially corrected by the Optionee within ten (10) days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on the Optionee's part shall be deemed "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that the Optionee's action or omission was in the best interest of Resorts or the Company. Notwithstanding the foregoing, the Optionee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Optionee a copy of a resolution duly adopted by affirmative vote of not less than the majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Optionee and an opportunity for the Optionee, together with the Optionee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Optionee was guilty of conduct set forth above in clause (A), (B) or (C) of this subsection and specifying the particulars thereof in detail.

                    (ii) "Good Reason" shall mean a resignation of the Optionee's employment prior to the Expiration Date as a result of any of the following:

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                          (A) A meaningful and detrimental alteration of the
                  Optionee's position, the Optionee's titles, or the nature or status of the Optionee's responsibilities from those in effect immediately prior to the Option Date;

                          (B) A meaningful reduction by Resorts or the Company
                  in the Optionee's annual base salary as in effect immediately prior to the Option Date or as the same may be increased from time to time thereafter; or

                          (C) The relocation of the corporate headquarters of
                  Resorts to a location which is outside the Phoenix, Arizona metropolitan area.

                  (g)  Mergers or Other Corporate Transaction. Except as
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otherwise provided in Section 3.1(c), upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity or in the event of a liquidation of the Company (in each case, a "Transaction"), the Board or the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to the Option: (i) provide that such Option shall be assumed or an equivalent option shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Optionee, provide that the unexercised portion of the Option will terminate immediately prior to the consummation of the Transaction unless exercised by the Optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for a cash payment to the Optionee equal to the difference between (A) the value (as determined by the Board of the Company) of the consideration payable per share of Common Stock pursuant to the business combination (the "Merger Price") times the number of shares of Common Stock subject to the Option (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of the outstanding Option in exchange for the termination of such Option. In the event the Option will terminate upon the consummation of the Transaction, the Optionee shall be permitted, within a specified period determined by the Board of the Company, to exercise the non-vested portion of the Option, subject to the consummation of the Transaction.

         2.3      Method of Exercise.
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                  (a)  Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (i) in cash, (ii) in previously owned whole shares of Common Stock (which the Optionee has held for at least six months prior to the delivery of such shares of Common Stock or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) in cash by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise or (iv) a combination of (i) and (ii), and (2) by executing such documents as the Company may reasonably request. The Board or a committee thereof shall have sole discretion to disapprove of an election pursuant to either clause (ii) or (iii). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Common Stock shall be delivered until the full purchase price therefor has been paid.

                  (b) Notwithstanding anything to the contrary in this Agreement, upon receipt of any notice of option exercise by the Optionee, in lieu of issuing shares of Common Stock to the Optionee with respect to

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the Option exercise, the Company, in its sole discretion, may elect to satisfy such obligation by making a cash payment to the Optionee in an amount equal to the Fair Market Value (on the date of exercise) of the shares of Common Stock that would otherwise be issuable upon such Option exercise less the requisite option price and the amount of the Required Tax Payment (as defined in Section 3.2) (the "Cash Settlement Payment"). Within 24 hours of the Company's receipt of notice from the Optionee pursuant to Section 2.3(a), the Company shall give notice to the Optionee specifying whether the Company elects to satisfy the Company's obligations with respect to the Optionee's notice by making the Cash Settlement Payment in lieu of issuing shares of Common Stock; provided, however, that in the event the Company fails to provide the Optionee with timely notice of the Optionee's election, the Company shall be deemed to have elected to satisfy the Company's obligations by making the Cash Settlement Payment.

         2.4      Termination of Option.
                  ---------------------

                  (a) In no event may the Option be exercised after it terminates as set forth in this Section 2.4. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to
Section 2.2, on the Expiration Date.

                  (b) In the event that rights to purchase all or a portion of the shares of Common Stock subject to the Option expire or are exercised, canceled or forfeited, the Optionee shall promptly return this Agreement to the Company for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Optionee returns this Agreement. If the Optionee continues to have rights to purchase shares of Common Stock hereunder, the Company shall, within 10 days of the Optionee's delivery of this Agreement to the Company, either (i) mark this Agreement to indicate the extent to which the Option has expired or been exercised, canceled or forfeited or (ii) issue to the Optionee a substitute option agreement applicable to such rights, which agreement shall otherwise be identical to this Agreement in form and substance.

3.       Additional Terms and Conditions of Option.
         -----------------------------------------

         3.01     Limited Transferability of Option.
                  ---------------------------------

                  (a) Except as provided in the next succeeding sentence, the Option may not be transferred by the Optionee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. The Option (or any part thereof) may be transferred to the Optionee's children, grandchildren, spouse, one or more trusts for the benefit of such family members or one or more partnerships in which such family members are the only partners, provided that the Optionee may not receive any consideration for such transfer, and provided further that the rights of any such transferee with respect to the Option shall be subject to the terms and conditions of this Agreement.

                  (b) Except as permitted by Section 3.1(a), during the Optionee's lifetime the Option shall be exercisable only by the Optionee or the Optionee's Legal Representative. Except as permitted by Section 3.1(a), the Option may not be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.

                  (c) On and after the closing of the California Jockey Club and Bay Meadows Operating Company transaction (the "Merger"), this Option shall be converted on an equitable basis to an option to acquire the stapled interest in each of the paired entities.

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         3.02     Withholding Taxes.
                  -----------------

                  (a) As a condition precedent to the delivery of shares of Common Stock upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company, in addition to the purchase price of the shares of Common Stock, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

                  (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.2(a), (2) delivery to the Company of previously owned whole shares of Common Stock (which the Optionee has held for at least six months prior to the delivery of such shares of Common Stock or which the Optionee purchased on the open market and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (3) a cash payment by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise, or (4) any combination of (1) and (2). The Board shall have sole discretion to disapprove of an election pursuant to any of clauses (2) - (4). Shares of Common Stock to be delivered may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full.

         3.03     Adjustment. In the event of any stock split, stock dividend,
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recapitalization, reorganization, combination, exchange of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Common Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately and equitably adjusted by the Board without an increase in the aggregate purchase price. If any adjustment would result in a fractional security being subject to the Option, the Company shall pay the Optionee, in connection with the first exercise of the Option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the exercise date over (B) the exercise price of the Option.

         3.04     Registration; Listing. Prior to the first anniversary of the
                  ---------------------
Option Date, the Company shall (i) file, and continue in effect, registration statements on Form S-8 with respect to the shares covered by the Option, and
(ii) cause the shares covered by the Option to be listed on the New York Stock Exchange and/or on such other securities exchange on which such shares are then listed and traded.

         3.05     Delivery of Certificates. Upon the exercise of the Option, in
                  ------------------------
whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares of Common Stock purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.2.

         3.06     Option Confers No Rights as Stockholder. The Optionee shall
                  ---------------------------------------
not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of

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record with respect to such delivered shares of Common Stock; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares of Common Stock not so purchased and delivered.

         3.07     Decisions of Board or Committee. The Board (or Committee
                  -------------------------------
thereof) shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board (or Committee thereof) regarding this Agreement shall be final, binding and conclusive.

         3.08     Reservation of Shares. The Company shall at all times prior to
                  ---------------------
the expiration or termination of the Option reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued shares of Common Stock, the full number of shares of Common Stock subject to the Option from time to time.

4.       Miscellaneous Provisions.
         ------------------------

         4.01     Designation as Non-qualified Stock Option. The Option is
                  -----------------------------------------
hereby designated as not constituting an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended. This Agreement shall be interpreted and treated consistently with such designation.

         4.02     Meaning of Certain Terms. As used herein, the term "Legal
                  ------------------------
Representative" shall include an executor, administrator, legal representative, beneficiary or similar person and the term "Permitted Transferee" shall include any transferee (i) pursuant to a transfer permitted under Section 3.1(a) hereof or (ii) designated pursuant to beneficiary designation procedures which may be approved by the Company.

         4.03     Successors. This Agreement shall be binding upon and inure to
                  ----------
the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

         4.04     Notices. All notices, requests or other communications
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provided for in this Agreement shall be made, if to the Company, to the
Secretary of the Company at the Company's principal executive office, and if to the Optionee, to his address on the books of the Company (or to such other address as the Company or the Optionee may give to the other for purposes of notice hereunder).

         All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mail to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication in not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

         4.05     Governing Law. The Option, this Agreement, and all
                  -------------
determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Virginia and construed in accordance therewith without giving effect to principles of conflicts of laws.

         4.06     Counterparts. This Agreement may be executed in two
                  ------------
counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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         4.07     Further Assurances. The Company and the Optionee shall execute
                  ------------------
and deliver such further instruments and take such additional action as each party may reasonably request to effect, consummate, confirm or evidence the grant of the Option to the Optionee, and they shall each execute such documents as may be reasonably necessary to assist each other in preserving or perfecting their respective rights in the Option.

                                            PATRIOT AMERICAN HOSPITALITY, INC.

                                            By   /s/ Michael Murphy
                                                 -------------------------------
                                                 Michael Murphy
                                                 Vice President

Accepted this 16th day of January, 1997

/s/ William Gamble
-----------------------------------------
William Gamble
"Optionee"

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